Busey

Contact:	Van A. Dukeman	Contact:	Douglas C. Mills
	President/CEO		Chairman/CEO
	Main Street Trust, Inc.		First Busey Corporation
	217.351.6568		217.365.4512

FOR IMMEDIATE RELEASE

Dominant Downstate IL Financial Franchises Announce Merger of Equals Agreement

(Champaign, Illinois — September 21, 2006, 8:00 a.m. CST) —First Busey Corporation (Nasdaq:  BUSE) and Main Street Trust, Inc. (OTCBB:  MSTI), the parent companies of longtime friendly competitors Main Street Bank & Trust of Champaign, IL and Busey Bank of Urbana, IL have signed a definitive agreement to join forces in a merger of equals.

“This true merger of equals allows us to continue to emphasize our commitment to local decision-making and community commitment for which both organizations have been noted,” described Douglas C. Mills, Chairman of the Board and Chief Executive Officer of First Busey Corporation.   Van A. Dukeman, President and Chief Executive Officer of Main Street Trust, Inc. joins Mills in these statements, which will also be delivered at news conferences scheduled in each of the bank’s Central Illinois core markets of Champaign County, Macon County, McLean County and Peoria. “The strategic benefits to customers and shareholders are significant, and we are excited about the opportunities the unified organization offers.  Busey and Main Street are two brands that define premier banking in Central Illinois.  We expect to build upon our proud histories of shared beliefs, common practices, and the deep respect and close personal relationships that exist among many directors, executives, associates, and customers of both organizations.”

“This business combination of the two major local financial companies based in Central Illinois will be a significant positive to all of our constituencies, including our shareholders, customers, associates and the downstate communities we serve,” commented Dukeman.  “For example, our customers will soon have ‘surcharge free’ access to more than 120 ATM locations and 45 full-service banking centers to conduct their banking business.”

Under terms of the agreement, Main Street shareholders will receive shares of First Busey common stock, using a fixed exchange ratio of 1.55 shares of First Busey common stock for each share of Main Street common stock.  The combined company will operate under the name First Busey Corporation and will continue to list its common stock on the Nasdaq Global Select Market and trade under the symbol BUSE.   Upon closing, the principal offices of First Busey Corporation will be located at 100 West University Avenue, Champaign, Illinois.

The combined company will be governed by a board of directors comprised of ten directors, five from each institution.  Douglas C. Mills will continue in the role of Chairman of the Board of First Busey until the corporation’s 2009 annual meeting, at which time Gregory B. Lykins, currently Chairman of the Board of Main Street Trust, Inc., is expected to succeed him.  Lykins and Edwin A. Scharlau II, currently Vice Chairman of First Busey Corporation, will serve as vice chairmen.  Van A. Dukeman will be President and Chief Executive Officer of the combined corporation.

The merger is subject to regulatory approval, as well as approval by First Busey and Main Street shareholders and other customary conditions.  The transaction is expected to be completed during the second quarter of 2007.

Following the merger of the two holding companies, plans are set to merge their Illinois-based banking subsidiaries, Busey Bank and Main Street Bank & Trust.  The two banks will be merged under Busey Bank’s state charter, and the bank name will remain Busey Bank.  Van A. Dukeman will serve as Chairman of the Board of the resultant bank, and Lee H. O’Neill will serve as President and Chief Executive Officer.  P. David Kuhl, currently Chairman and Chief Executive Officer of Busey Bank, has resigned his officer positions.

The new holding company, First Busey Corporation, will have total assets of approximately $4.1 billion.  The merged bank will have total assets of approximately $3.6 billion and total deposits exceeding $2.7 billion.  Assets under care for the combined organization of approximately $4.5 billion, following the merger of Main Street Wealth Management with the Busey Investment Group as a separate subsidiary that also includes First Busey Securities, Inc., First Busey Trust & Investment Co. and Busey Insurance Services.  Curt A. Anderson, currently President of the Busey Investment Group, and Donna R. Greene, President of Main Street’s Wealth Management Division, will be co-managing directors of the Busey Investment Group under the merged entity.

Keefe, Bruyette, & Woods, Inc. acted as financial advisor and provided a fairness opinion to First Busey Corporation in connection with this transaction.   Sandler O’Neill & Partners, L.P. performed similar services for Main Street Trust, Inc.  Chapman and Cutler LLP provided legal services for First Busey, and Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP acted as legal counsel for Main Street.  Howe Barnes Hoefer & Arnett, Inc. is the principal market maker for both First Busey Corporation and Main Street Trust, Inc.

Additional Information About The Companies

Main Street Trust, Inc. is a diversified financial holding company headquartered in Champaign, Illinois with $1.6 billion in assets as of June 30, 2006, providing financial services at 23 locations in Downstate Illinois.   Main Street Bank & Trust operates banking centers in five primary market areas, which include Champaign County, Macon County, McLean County, Shelby County and Peoria.  Main Street Bank & Trust delivers online banking services through its website, (www.mainstreettrust.com).  Main Street customers receive surcharge free ATM access at over 80 locations throughout Illinois.   In addition, Main Street Wealth Management has $2.2 billion of financial assets under care, offering services which include asset management, trust and estate planning, farm management and employee benefits planning.  Main Street Trust, Inc. also owns a retail payment processing subsidiary — FirsTech, Inc., which processes over 25 million items per year.   Headquartered in Decatur, Illinois, FirsTech announced in 2006 its plans to expand sales and service operations in the St. Louis market.

First Busey Corporation is a financial holding company headquartered in Urbana, Illinois.  First Busey Corporation has two wholly-owned banking subsidiaries with locations in three states.  Busey Bank is headquartered in Urbana, Illinois, with twenty-two banking centers serving Champaign, McLean, Ford, Peoria, and Tazewell Counties in Illinois.  Busey Bank also has a banking center in Indianapolis, Indiana, and a loan production office in Ft. Myers, Florida.  On June 30, 2006, Busey Bank had total assets of $1.9 billion.  Busey Bank N.A. is a nationally-chartered bank headquartered in Port Charlotte, Florida, with nine banking centers serving Lee, Charlotte, and Sarasota Counties in Southwest Florida. Busey Bank N.A. had total assets of $432 million as of June 30, 2006.  Busey provides electronic delivery of financial services through Busey e-bank, www.busey.com.  Busey Investment Group is a wholly-owned subsidiary of First Busey Corporation and owns three subsidiaries.  First Busey Trust & Investment Co. specializes in asset management and trust services.  First Busey Securities, Inc. (member NASD/SIPC) is a full-service broker/dealer subsidiary.  Busey Insurance Services, Inc. is a provider of personal insurance products.  Busey Investment Group has approximately $2.3 billion in assets under care.

Additional Information About This Transaction

In connection with the merger, First Busey will file a registration statement, which will include a joint proxy statement/prospectus to be sent to each company’s shareholders, Main Street will file the joint proxy statement, and each of First Busey and Main Street may file other relevant documents concerning the merger with the Securities and Exchange Commission (the “SEC”). Shareholders are urged to read the registration statement and the joint proxy statement/prospectus regarding the merger when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.

You will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about First Busey and Main Street, at the SEC’s website (http://www.sec.gov). You will also be able to obtain these documents, free of charge, by accessing First Busey’s website (http://www.busey.com), or by accessing Main Street’s website (http://www.mainstreettrust.com). Copies can also be obtained, free of charge, by directing a request to First Busey Corporation, attn: Barbara J. Harrington, 201 W. Main Street, Urbana, IL 61801, telephone number: (217) 365-4556; or to Main Street Trust, Inc., attn: David B. White, 100 West University Avenue, Champaign, IL 61820, telephone number: (217) 351-6500.

First Busey and Main Street and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of First Busey and/or Main Street in connection with the merger. Information about the directors and executive officers of First Busey is set forth in the proxy statement for First Busey’s 2006 annual meeting of shareholders, as filed with the SEC on March 29, 2006. Information about the directors and executive officers of Main Street is set forth in the proxy statement for Main Street’s 2006 annual meeting of shareholders, as filed with the SEC on April 12, 2006. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the merger when it becomes available. You may obtain free copies of these documents as described above.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. These include statements as to the benefits of the merger, including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the merger as well as other statements of expectations regarding the merger and any other statements regarding future results or expectations. Each of First Busey and Main Street intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of each of First Busey and Main Street, are generally identified by the use of words such as “believe,” “expect,” “intend,” “anticipate,” “estimate,” or “project” or similar expressions. The companies’ respective ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of each of First Busey and Main Street and their respective subsidiaries include, but are not limited to: the risk that the businesses of First Busey and/or Main Street in connection with the merger will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; revenues following the merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the merger; the ability to obtain required governmental and shareholder approvals, and the ability to complete the merger on the expected timeframe; changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the companies’ respective market areas;

their implementation of new technologies; their ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.